          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        Southern California Water Company
- ----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                               James B. Gallagher
- ----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     4) Proposed maximum aggregate value of transaction:

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     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                                                     PRELIMINARY

                       SOUTHERN CALIFORNIA WATER COMPANY

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- APRIL 26, 1994

Dear Shareholder:

      The Annual Meeting of the Shareholders of Southern California Water Company will be held at the Sheraton Suites Fairplex, 601 West McKinley Avenue, Pomona, California, on Tuesday, April 26, 1994, at 11:00 A.M., Pacific time, for the following purposes:

      1. To elect a board of six directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

      2. To approve an amendment to the Company's Bylaws to establish a variable Board of Directors of between five and nine persons, with the exact number of directors to be six until changed by the Board of Directors or the shareholders by amendment of the Articles of Incorporation or the Bylaws.

      3. To transact any other business which may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on February 28, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof.

      It is important that every shareholder, whether owning one or more shares and whether or not expecting to attend the meeting in person, sign, date and promptly return the enclosed proxy. A return envelope, requiring no postage if mailed in the United States, is enclosed for convenience. By returning your signed proxy, you can help assure a quorum to transact the business of the meeting.

                                            By order of the Board of Directors

                                                    JAMES B. GALLAGHER
                                            ----------------------------------
                                                    James B. Gallagher
                                                        Secretary
San Dimas, California
March 18, 1994

                                                                     PRELIMINARY

                                PROXY STATEMENT
                       SOUTHERN CALIFORNIA WATER COMPANY
                          630 EAST FOOTHILL BOULEVARD
                          SAN DIMAS, CALIFORNIA 91773

                            ------------------------

                 SOLICITATION OF PROXY AND RIGHT OF REVOCATION

      The accompanying proxy is solicited by and on behalf of the Board of Directors of Southern California Water Company for use at the Annual Meeting of Shareholders to be held on April 26, 1994, or any adjournment thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by attending the meeting and voting in person or by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by the shareholder and presented to the meeting. All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as marked on the proxy. If the proxy is signed and returned, but is not marked, it will be voted for all nominees listed and in favor of the Bylaw amendment described herein. You are encouraged to mark your proxy carefully in accordance with the instructions appearing thereon. The expense of soliciting proxies will be paid by the Company. This proxy statement and the accompanying proxy were mailed on or about March 18, 1994.

                                 VOTING RIGHTS

      The voting securities of the Company outstanding as of February 28, 1994 were 89,600 Preferred Shares and 7,845,092 Common Shares. Each Preferred Share is entitled to one vote and each Common Share is entitled to one-tenth of one vote. Common and Preferred shareholders vote as a single class.

      Votes cast by proxy or in person at the meeting will be counted by an inspector of election appointed by the Board of Directors to act as an election inspector for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of votes cast on any matter submitted to the shareholders for a vote.

      The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

      In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares will be elected. Votes cast against a candidate or votes withheld will have no legal effect. No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of such shareholder's shares in the case of Preferred Shares or one-tenth that number in the case of Common Shares) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to votes equal to the number of directors authorized times the number of votes to which it is otherwise entitled, which votes may be cast for a single candidate or may be distributed among two or more candidates in whatever proportion the shareholder may determine. If voting is not conducted by cumulative voting, each share will be entitled to one vote for each Preferred Share and one-tenth of one vote for each Common Share and shareholders having a majority of the voting power exercised at the meeting will be able to elect all of the directors if they choose to do so. In that event, the other shareholders will be unable to elect any director or directors.

      Approval of the proposed amendment requires the favorable vote of the majority of the Company's outstanding Common and Preferred Shareholders entitled to vote at the Annual Meeting, voting together as a single class. On all matters other than the election of directors, the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the quorum) is required for the shareholders to take action. Assuming the presence of a quorum, the shareholders present at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

      Action will be taken at the Annual Meeting to elect six directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is intended that the proxies solicited and received by and on behalf of the Board of Directors will be voted for the election as directors of the Nominees listed below unless authority is withheld. If voting for directors is conducted by cumulative voting, the proxies named on the enclosed form of proxy will have discretionary authority to cumulate votes among the Nominees named herein.

      The proxies may also be voted for a substitute Nominee or Nominees in the event any one or more of the persons named below shall be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated.

      The following table, together with its footnotes, presents information regarding the occupation, business experience, outside directorships and beneficial ownership of shares of the Company for each nominee. All nominees are presently directors of the Company.

                         PRINCIPAL OCCUPATION AND
                                EXPERIENCE                      PERIOD DURING     COMMON SHARES     PERCENT
                       DURING THE PAST FIVE YEARS;              WHICH SERVED      BENEFICIALLY        OF
   NAME                    OTHER DIRECTORSHIPS          AGE      AS DIRECTOR          OWNED         CLASS
   ----               ----------------------------      ---     -------------     -------------    -------
D.E. Brown            Senior Vice President of          67      1971 to date          26,000(1)       *
                      Kirkpatrick, Pettis, Smith,
                      Polian Inc., investment
                      bankers, Omaha, Nebraska

W.V. Caveney          Chairman of the Board of the      67      1980 to date           6,905          *
                      Company(2)

R.B. Clark            Retired Partner in the law        69      1970 to date           2,641          *
                      firm of O'Melveny & Myers,
                      Los Angeles, California

N.P. Dodge, Jr.       President of N.P. Dodge           57      1990 to date           2,600          *
                      Company, full service real
                      estate concern,
                      Omaha, Nebraska(3)

W.M. Kizer            Chairman of the Board of          69      1969 to date           7,600          *
                      Central States Health & Life
                      Co. of Omaha

F.E. Wicks            President and Chief Executive     50      1990 to date             555          *
                      Officer of the Company(4)

- ---------------

 *   Less than one percent.

(1)  Shares held in the name of D. E. Brown's wife.

(2) W.V Caveney was Chairman of the Board and Chief Executive Officer from 4/90 to 3/92 and President and Chief Executive Officer of the Company from 4/82 to 3/90.

(3) N.P. Dodge is also Chairman of the Board of Hillcrest/Westlawn Cemetaries. Mr. Dodge is a director of Firststar Bank of Council Bluffs and a director of Bridges Investment Fund, which is managed by Bridges Investment Counsel, Inc., the investment management firm for the Company's pension plan.

(4) F.E. Wicks was President of the Company from 4/90 to 3/92 and Vice President of Operations from 1/88 to 3/90.

      O'Melveny & Myers, of which R.B. Clark is a retired partner, provides legal services to the Company.

      Kirkpatrick, Pettis, Smith, Polian Inc., of which D.E. Brown is a Senior Vice President, served as co-manager of the Company's Common Stock offering in June of 1993 and as co-agent on the Company's Medium Term Note program in 1993.

      Directors met as a board seven times in 1993. An Audit Committee consisting of R.B. Clark, W.M. Kizer and N.P. Dodge, Jr. met four times during 1993. A Compensation Committee (referenced below) met once in 1993. The Board has not appointed a Nominating Committee. No director attended less than 75% of the board and committee meetings as appropriate.

      The Audit Committee provides advice and assistance to the Company on accounting and financial reporting practices of the Company. It reviews the scope of audit work and findings of the firm of independent public accountants who serve as auditors of the Company, and also monitors the work of the Company's internal auditors. It also reviews the qualifications of and recommends to the Board of Directors a firm of independent auditors and reviews and approves fees charged by the independent auditors.

      A Compensation Committee was appointed during 1993 and consists of all members of the Board of Directors except F.E. Wicks. The Compensation Committee is responsible for the review of and recommendations as to annual salaries of the executive officers, as well as an evaluation of management performance.

      During 1993, directors Dodge, Brown and Clark earned directors' fees (including amounts deferred -- see "Deferred Compensation Plan for Directors and Executives") of $22,000 while director Kizer earned $21,000. Outside directors are presently paid an annual retainer, payable monthly, of $15,000. In addition, each such director receives a $1,000 fee for each meeting attended (the regular and organization meetings of the board held in April are deemed one meeting for purposes of the per meeting fee).

      Chairman of the Board Caveney earned $93,375 as chairman during 1993. The current annual rate for such service is $94,500. President Wicks was compensated as an officer of the Company and received no separate compensation as a director.

                                    ITEM 2.

                              AMENDMENT TO BYLAWS

      The Bylaws of the Company currently provide for a Board of Directors of six persons unless changed by an amendment duly adopted by the shareholders amending the Bylaws. The proposed amendment to the Bylaws will establish a variable Board of Directors of between five and nine persons. The amendment will also provide that the exact number of directors within these limits will be fixed by the Board of Directors or the shareholders, and that until changed, the exact number will be six.

      The Board of Directors has approved the proposed amendment to the Bylaws in order to provide greater flexibility in the number of directors that may serve on the Board. This flexibility will enable the Board to increase its size to add directors under appropriate circumstances, for example, in connection with acquisitions of other water companies or water properties, and to reduce the size of the Board in the event of resignation or retirement of directors. In addition, in part in response to recommendations of the Management Audit referred to in the Company's Annual Report to Shareholders, the Board has determined that it would be in the best interests of the Company to increase the number of California directors on the Board and the added flexibility contemplated by the amended Bylaws will permit the Board to do so when it identifies qualified candidates.

      The text of the proposed amendment is set forth in Annex A to this Proxy Statement. Approval of the proposed amendment requires the favorable vote of the holders of a majority of the Company's outstanding Common and Preferred Shares entitled to vote at the Annual Meeting, voting as a single class. If approved, the proposed amendment will be effective immediately upon the close of the 1994 Annual Meeting of Shareholders.

      THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AMENDMENT AND RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE AMENDMENT.

                               EXECUTIVE OFFICERS
                          EXPERIENCE AND COMPENSATION

      The Company had six executive officers as of December 31, 1993. Information regarding the identification, business experience and beneficial ownership of shares of the Company's executive officers is shown in the following table and footnotes thereto:

                                                                      HELD SUCH   COMMON SHARES   PERCENT
                       PRINCIPAL OCCUPATION AND EXPERIENCE            POSITION    BENEFICIALLY      OF
      NAME                 DURING THE PAST FIVE YEARS           AGE     SINCE         OWNED        CLASS
      ----            ------------------------------------      ---   ---------   -------------   -------
W.V. Caveney       Chairman of the Board(1)                     67       4/92         6,905         *

F.E. Wicks         President and Chief Executive Officer(2)     50       4/92           555         *

J.A. Dickson       Vice President -- Regulatory Affairs and     41       6/90         1,144         *
                   Utility Business Development(3)

T.J. Bunosky       Vice President -- Operations(4)              39       3/93            87         *

R.J. Vogel         Vice President -- Administration(5)          57       2/93            --        --

J.B. Gallagher     Secretary, Treasurer and Chief Financial     39      10/90           129         *
                   Officer(6)

- ---------------

 *   Less than one percent

(1) Chairman of the Board and Chief Executive Officer of the Company from 4/90 to 3/92 and President and Chief Executive Officer from 4/82 to 3/90.

(2) President from 4/90 to 3/92 and Vice President of Operations from 1/88 to 3/90.

(3) Employed by Suburban Water Systems as Vice President of Finance and Administration from 8/88 to 5/90 and as Vice President of Budgeting and Regulations from 4/88 to 7/88.

(4) Manager of Operations from 5/91 to 2/93, Director of Engineering, Production and Water Resources from 12/90 to 4/91, Director of Water Resources from 10/90 to 11/90; Assistant Manager of Operations for Ohio Water Service Company from 4/83 to 9/90.

(5) Director of Administration from 1/93 to 2/93, Director of Information Systems 6/92 to 12/92; Executive Vice President and Chief Operating Officer of Suburban Water Systems from 10/85 to 4/92.

(6)  Secretary and Treasurer from 10/87 to 9/90.

      Directors and executive officers of the Company as a group beneficially own 47,661 Common Shares of the Company, which is less than one percent of the total shares outstanding. No director or executive officer of the Company owns any of the Company's outstanding preferred shares.

      The following table sets forth information on compensation of the Company's Chief Executive Officer and its four most highly compensated executive officers for the three most recent calendar years:

                                                            ANNUAL COMPENSATION             ALL
                                                        ---------------------------        OTHER
             NAME AND PRINCIPAL POSITION                YEAR         SALARY(1)        COMPENSATION(2)
- ------------------------------------------------------  -----   -------------------   ---------------
F.E. Wicks - President and Chief Executive Officer       1993        $ 237,918            $ 3,700
                                                         1992          216,895(3)           3,332
                                                         1991          180,563              2,423
J.A. Dickson - Vice President - Regulatory Affairs and   1993          132,687              2,288
  Utility Business Development                           1992          126,606              2,110
                                                         1991          118,268                267
T.J. Bunosky - Vice President - Operations               1993          130,807(4)           2,231
                                                         1992          109,930             13,619(5)
                                                         1991           91,873             32,294(5)
R.J. Vogel - Vice President - Administration             1993          114,818(6)             267
                                                         1992           55,044                 --
                                                         1991               --                 --
J.B. Gallagher - Chief Financial Officer, Secretary      1993          111,678              1,944
  and Treasurer                                          1992          105,903              1,046
                                                         1991           99,667                267

- ---------------

(1) The executive officers of the Company receive both cash compensation and certain perquisites, including the personal use of Company vehicles. However, the aggregate amount of such perquisites received by each named officer does not exceed 10% of the total annual salary of each named officer.

(2) Includes Company payment of premium on business travel and accident policy of $39 per person per year. Except with regard to footnote (5) below, the balance represents the Company's matching contribution to the 401(k) Plan for the benefit of the named officer.

(3) Elected Chief Executive Officer in 1992.

(4) Elected executive officer in April, 1993.

(5) Includes $32,294 in 1991 and $13,619 in 1992 as remuneration for relocation expenses.

(6) Elected executive officer in April, 1993. Employed by the Company beginning in June, 1992.

      The Company has no bonus, profit sharing, stock option, stock appreciation right or other remunerative program (other than pension and welfare benefits) currently in effect.

                                  PENSION PLAN

      The Company has a defined benefit pension plan that is noncontributory. Benefits are determined under a formula applied uniformly to all employees, regardless of position, and amounts depend on length of service and the average of the five highest consecutive years of compensation earned. For purposes of pension calculations, compensation includes salary and all other compensation but excludes the value of personal use of Company vehicles and other perquisites. An employee who terminates employment after having at least five years of service with the Company has a vested interest in the plan.

      Annual benefits payable at retirement (at age 65 or beyond) are reduced by a percentage of primary social security benefits based upon years of credited service and are payable monthly. The following table illustrates the estimated annual benefits payable upon retirement for persons in the earnings classifications with years of service as shown, but excluding the Social Security deduction.

                                              BENEFITS BASED ON LENGTH OF SERVICE
     AVERAGE ANNUAL        --------------------------------------------------------------------------
   SALARY FOR HIGHEST
 CONSECUTIVE FIVE YEARS     15 YEARS       20 YEARS         25 YEARS         30 YEARS         35 YEARS
 ----------------------     --------       --------         --------         --------         --------
        $ 75,000            $22,500         $30,000         $ 37,500         $ 45,000         $ 52,500
         100,000             30,000          40,000           50,000           60,000           70,000
         125,000             37,500          50,000           62,500           75,000           87,500
         150,000             45,000          60,000           75,000           90,000          105,000
         175,000             52,500          70,000           87,500          105,000          122,500
         200,000             60,000          80,000          100,000          120,000          140,000

      The executive officers listed in the summary compensation table have the following credited years of service under the pension plan: F.E. Wicks -- 6; J.A. Dickson -- 3; T.J. Bunosky -- 3; R.J. Vogel -- 1 and J.B. Gallagher -- 6.

      The plan provides an early retirement option for those employees whose age plus number of years of service equal at least 90.

      The Board of Directors has a Retirement Plan for Non-Employee Directors (the "Plan") of the Company. The Plan provides annual benefits to eligible directors in an amount equal to the annual retainer in effect at such director's date of retirement. Benefits are payable in monthly installments for a period equal to the shortest of (a) the life of the director following retirement, (b) the period such individual was a director or (c) ten years. In the case of death of the director, benefits will continue to be received by such director's surviving spouse for the remaining period for which the director would have been entitled to receive benefits except for death. The minimum age for a director to qualify for retirement benefits under the Plan is 62 unless retirement before age 62 is required for health reasons. Directors who are "removed for cause" (including failure to be re-elected by shareholders) are not eligible for benefits under the Plan. As a condition of participation in the Plan, an eligible director must agree to retire from the board at the annual shareholders' meeting occurring on or next following such director's 72nd birthday.

            DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES

      Under the Company's Deferred Compensation Plan for Directors and Executives, directors and eligible officers and employees are entitled to defer all, in the case of directors, or a portion, in the case of officers and employees, of their compensation until specified times after the deferral. Interest accrues on amounts deferred under the Plan, but such accrued interest is not included in the compensation table on page 5 because the interest rate does not exceed prevailing rates of interest at the time the interest is accrued.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee's report on executive compensation is set forth below. Mr. William V. Caveney, a member of this Committee and Chairman of the Board of Directors, is, in his capacity as Chairman of the Board, an officer of the Company. Mr. Caveney does not actively participate in the daily operation of the Company, duties as to which are the responsibility of Mr. Wicks, President and Chief Executive Officer of the Company. No other member of this Committee is a current or former officer or employee of the Company or any of its subsidiaries or affiliates.

      R. B. Clark and D. E. Brown are also members of this Committee and are directors of the Company. Mr. Clark is a retired partner of O'Melveny & Myers, which provides legal services to the Company. Mr. Brown is Senior Vice President of Kirkpatrick, Pettis, Smith, Polian Inc., which served as co-manager of the Company's Common Stock offering in June of 1993 and as co-agent on the Company's Medium Term Note Program in 1993.

      The following Report and the Performance Graph included in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

To: The Board of Directors

      As members of the Compensation Committee of the Board of Directors (the "Committee"), it is our responsibility to review and make recommendations as to the annual salaries of the executive officers of the Company. In addition to our review of cash compensation, our responsibility in this regard extends to consideration of other related matters including evaluation of management performance and management planning and succession. This Committee makes recommendations to and reviews in detail all aspects of these matters with the Board of Directors concerning the six executive officers as well as reviewing compensation recommendations of certain senior executives reporting directly to those executive officers.

      The Company has retained the services of Sibson & Company Inc. ("Sibson"), a nationally-recognized compensation consulting firm, to assist this Committee in connection with the discharge of its responsibilities. Sibson has been retained by the Company since 1991.

      Sibson provided reports and advice to the Company and this Committee with respect to the appropriate compensation and benefit levels of executive officers and senior executives of the

Company. As part of its studies, Sibson compared compensation paid by water utilities and industrial companies having gross revenues and numbers of employees and customers relatively similar to that of the Company, taking into account four areas of compensation: base salary, annual incentives, long-term incentives and benefits and perquisites. The water utilities which are part of the Dow Jones Water Utility Index reported in the performance graph were included in the Sibson study, as well as seven other water utilities. This Committee relies on the reports prepared by Sibson and a subjective evaluation of management performance in the discharge of their assigned duties and responsibilities, as well as the performance of the Company generally, in determining the appropriate compensation levels for the Company's executive officers and senior executives.

      In April, 1993, the Company commissioned Sibson and Chase Consulting Group to prepare a Water Utility Executive Compensation Survey Update Report (the "Update Report") covering the four areas of compensation generally reviewed by this Committee. The Update Report indicated that, while past increases to base salaries have brought the Company's salaries closer to the average paid by the water utilities referenced above, in the areas of incentive compensation and benefits and perquisites, the Company lags behind other water utilities. The Update Report demonstrated that base salaries for 1993 would remain within the median range of this peer group of water utilities, with a nominal 5% average merit increase over 1992 amounts for the executive group.

      This Committee has not adopted a formula relationship between the Company's financial performance and the level of compensation paid to its executive officers in part because of the pervasive effects that varying regulatory practices and weather conditions have on financial performance, which effects are outside the immediate control of the executive officers. The Update Report compared the salary and all other compensation received by the Chief Executive Officer and concluded Mr. Wicks' base salary and all other compensation was 12% and 28%, respectively, below the other water utilities included in the Update Report. In determining the compensation of Mr. Wicks and other executives, the Committee also relied upon a subjective evaluation of the Company's earnings performance and the performance of the executive staff in maintaining and enhancing the Company's ability to meet its challenges, including water quality and water supply issues, earnings levels and the successful resolution of issues before regulatory agencies and the California Public Utilities Commission. Upon review of all of the objective and subjective factors described above, the Committee recommended that Mr. Wicks' base compensation be increased by 9.1% for 1993-94.

      This Committee recognizes that changes to the Internal Revenue Code in 1993 affect, subject to limited exceptions, the deductibility of compensation in excess of $1,000,000 for certain executive officers unless such compensation qualifies as "performance-based". However, since the Company's current compensation program does not provide for annual compensation to any executive in excess of $1,000,000, the deduction limitations are presently inapplicable to the Company.

      Compensation Committee

          D.E. Brown                  W.M. Kizer
          R.B. Clark                  W.V. Caveney
          N.P. Dodge, Jr.


March, 1993

                               PERFORMANCE GRAPH

      The graph below compares the performance of Southern California Water Company to the S&P 500, the NASDAQ Stock Market Index (U.S. companies only) and the Dow Jones Water Utility index, a published industry index. The graph shows the total return to shareholders for the last five years of an investment of $100 made on December 31, 1988 and assuming reinvestment of all dividends. As with any investment, the historical performance reflected in this performance graph is not necessarily indicative of future performance.

      On June 17, 1993, the Common Shares of the Company were listed on the New York Stock Exchange. The Company, therefore, changed its broad market index to the S&P 500 to more accurately reflect the market in which its Common Shares are traded. Information on the NASDAQ Stock Market Index is presented here pursuant to applicable SEC regulations.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG SOUTHERN CALIFORNIA WATER COMPANY, THE S & P 500 INDEX
    THE DOW JONES WATER UTILITIES INDEX AND THE NASDAQ STOCK MARKET-US INDEX

                              [PERFORMANCE GRAPH]

- --------------------------------------------------------------------------------

     YEAR ENDED DECEMBER 31       1988     1989     1990     1991     1992     1993
- --------------------------------------------------------------------------------------
 Southern California Water Co.     100      119      121      155      197      227
- --------------------------------------------------------------------------------------
 DJ Water Utilities                100      105      93       142      153      172
- --------------------------------------------------------------------------------------
 S&P 500                           100      132      128      166      179      197
- --------------------------------------------------------------------------------------
 NASDAQ Stock Market               100      121      103      165      192      219

- --------------------------------------------------------------------------------

* $100 INVESTED ON 12/31/88 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information with respect to the beneficial owners of more than five percent of any class of the Company's voting securities on February 28, 1994 based upon public information known to the Company.

                                                                         AMOUNT AND
                                                                          NATURE OF
            NAME AND ADDRESS OF                                          BENEFICIAL           PERCENT
             BENEFICIAL OWNER                  TITLE OF CLASS             OWNERSHIP           OF CLASS
- -------------------------------------------  ------------------        ---------------        --------
First Colony Life Insurance Company          Preferred Shares          46,125--Direct           51.5*
  700 Main Street
  Lynchburg, Virginia
Massachusetts Mutual Life Insurance Co.      Preferred Shares          12,000--Direct            13.4
  1295 State Street
  Springfield, Massachusetts
Equitable Life Insurance Company of Iowa     Preferred Shares          2,645--Direct              3.0
  699 Walnut Street
  Des Moines, Iowa

- ---------------
* Represents 5.3% of total eligible vote.

                           ANNUAL REPORT (FORM 10-K)

      The Company undertakes, on written request, to provide, without charge, each person from whom the accompanying proxy is solicited, with a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1993 as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests should be addressed to Southern California Water Company, 630 East Foothill Boulevard, San Dimas, California 91773,
Attention: Office of the Secretary.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen & Co. served as the Company's independent public accountants for the year ended December 31, 1993. No accounting firm has been selected for the current year. The Board of Directors normally selects the public accountants for each year in July of that year. Representatives of Arthur Andersen & Co. will be at the Annual Meeting of Shareholders and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

      Management of the Company knows of no business, other than that mentioned above, to be transacted at the Annual Meeting, but if other matters do properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment, and discretionary authority to do so is included in the proxy.

                       PROPOSALS FOR NEXT ANNUAL MEETING

      Any proposal which a shareholder intends to present at the next Annual Meeting of Shareholders to be held in April 1995 must be received at the principal executive office of the Company by November 18, 1994 if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                                                         ANNEX A

                                TEXT OF PROPOSED
                              AMENDMENT TO BYLAWS

      Resolved, that, effective immediately after the adjournment of the 1994 Annual Meeting of Shareholders, Section 2 of Article III of the Bylaws of this Corporation shall be amended in its entirety to read as follows:

         The authorized number of directors shall be not less than five nor more than nine until changed by Amendment of the Articles or by a Bylaw duly adopted by the shareholders amending this Section 2. The exact number of directors shall be fixed, within the limits specified, by amendment of the next sentence duly adopted either by the Board or the shareholders. The exact number of directors shall be six until changed as provided in this
     Section 2.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF SOUTHERN CALIFORNIA WATER COMPANY

    D. E. Brown and W. V. Caveney, each with full power to act without the other, are hereby appointed the attorneys and proxies, with full power of substitution, for and in the name of the undersigned to represent and vote in their discretion all stock which the undersigned could represent and vote at the annual meeting of the shareholders of the Southern California Water Company to be held at the Sheraton Suites Fairplex, 601 West McKinley Avenue, Pomona, California, on Tuesday, April 26, 1994 at 11:00 o'clock A.M., Pacific time, or any adjournment thereof, for the election of Directors, and upon other matters properly coming before the meeting.

1.  ELECTION OF DIRECTORS          FOR all nominees listed below      WITHHOLD AUTHORITY
                                   (except as marked to the           to vote for all nominees
                                   contrary below)          / /       listed below        / /

          D. E. Brown, W. V. Caveney, R. B. Clark, N. P. Dodge, Jr.,
                          W. M. Kizer and F. E. Wicks

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEE(S) WRITE THAT NOMINEE(S) NAME ON THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------

                  Continued and to be signed on the other side

2. Approval of an amendment proposed by the Board of Directors to the Company's Bylaws to establish a variable Board of Directors of between five and nine persons, with the exact number of directors to be six until changed by the Board of Directors or the shareholders by amendment of the Articles of Incorporation or the Bylaws.

                   / / FOR      / / AGAINST      / / ABSTAIN

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR APPROVAL OF THE AMENDMENT OF THE BYLAWS.
                                                       (NOTE: Signature should
                                                       agree with name hereon.
                                                       When signing as attorney,
                                                       executor, administrator,
                                                       trustee, guardian, or
                                                       corporate officer, please
                                                       give full title as such.
                                                       All joint owners should
                                                       sign.)

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                                 Date

    IMPORTANT: Please mark, date, sign and return this Proxy promptly in the enclosed envelope.